                                                                       EXHIBIT 4

                                U.S. $168,000,000

                       FIRST AMENDMENT TO CREDIT AGREEMENT

                     (SHORT TERM REVOLVING CREDIT FACILITY)

                           Dated as of August 30, 2002

                                      Among

                                    VIAD CORP

                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN

                                   as Lenders

                                       and

                               CITICORP USA, INC.

                             as Administrative Agent

                                       and

                  BANK OF AMERICA, N.A. AND WACHOVIA BANK, N.A.

                           as Co-Documentation Agents

                                       and

                      JPMORGAN CHASE BANK AND BANK ONE, NA

                            as Co-Syndication Agents

                                       and

        WELLS FARGO BANK, N.A., ABN-AMRO BANK N.V. AND MELLON BANK, N.A.
                            as Senior Managing Agents

                                       and

      LEHMAN COMMERCIAL PAPER INC. AND SUMITOMO MITSUI BANKING CORPORATION
                                  as Co-Agents

                                    Arranger:

                            SALOMON SMITH BARNEY INC.

                                 FIRST AMENDMENT

                               TO CREDIT AGREEMENT

                     (SHORT TERM REVOLVING CREDIT FACILITY)

            This FIRST AMENDMENT TO CREDIT AGREEMENT (SHORT TERM REVOLVING CREDIT FACILITY) (this "AMENDMENT") is dated as of August 30, 2002 and entered into by and among VIAD CORP, a Delaware corporation (the "COMPANY"), as Borrower, the financial institutions (the "LENDERS") listed on the signature pages hereof, and Citicorp USA, Inc. ("CUSA"), as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders, and is made with reference to that certain Credit Agreement (Short Term Revolving Credit Facility) dated as of August 31, 2001 (the "EXISTING CREDIT AGREEMENT"), by and among the Company, the lenders listed on the signature pages thereof, and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Credit Agreement.

                                    RECITALS

            WHEREAS, the Company, the Administrative Agent and the Lenders desire to amend the Existing Credit Agreement (a) to extend the Commitment Termination Date for an additional 364-day period terminating on August 29, 2003, and (b) to evidence, as set forth on Annex II hereto, the Commitment of each Lender on August 30, 2002, reflecting, in each case on such date, the termination of the Commitments of certain Lenders, the reallocation of portions of such terminated Commitments to certain other Lenders, and the decrease in the aggregate amount of the Commitments to $168,000,000.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

      SECTION 1. AMENDMENTS TO THE EXISTING CREDIT AGREEMENT

1.1 AMENDMENTS TO ARTICLE I: DEFINITIONS AND ACCOUNTING TERMS

            Section 1.01 of the Existing Credit Agreement is hereby amended by deleting, in the definition of "Commitment Termination Date," the date "August 30, 2002" and substituting in lieu thereof the date "August 29, 2003."

1.2 AMENDMENTS TO ARTICLE II. AMOUNTS AND TERMS OF THE ADVANCES

            Article II of the Existing Credit Agreement is hereby amended by adding the following subsection 2.19 at the end thereof:

            "SECTION 2.19 Increased Commitments; Additional Lenders.

                  (a) Notwithstanding anything contained in Section 8.01, on any
            Business Day subsequent to the Commitment Termination Date, the Borrower may, upon notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Commitments (the amount of any such increase, the "Increased Commitments"); provided that the sum of the Commitments and the Increased Commitments shall not exceed $200,000,000 in the aggregate.

                  (b) The Borrower may designate another lender or other lenders
            (which may be, but need not be, one or more of the existing Lenders, but which shall be an Eligible Assignee), which at the time agree to
            (i) in the case of any such lender that is an existing Lender, increase its Commitment and (ii) in the case of any other such lender (an "Additional Lender"), become a party to this Agreement.

                  (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.19 shall become effective (the "Increase Effective Date") upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with the certificate referred to in clause (d) below, such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request.

                  (d) As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by an authorized Officer of Borrower (i) certifying and attaching the resolutions adopted by Borrower approving or consenting to such increase, (ii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article IV and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (iii) certifying that no event has occurred and is continuing, or would result from such Increased Commitments, which constitutes an Event of Default or a Potential Event of Default. The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.06) to the extent necessary to keep the outstanding Loans ratable pursuant to each Lender's commitment arising from any nonratable increase in the Commitments under this Section."

1.3 AMENDMENTS TO SCHEDULES

            A. Schedule I to the Existing Credit Agreement is hereby amended by deleting said Schedule I in its entirety and substituting in place thereof a new
Schedule I in the form of Annex I to this Amendment.

            B. Schedule II to the Existing Credit Agreement is hereby amended by deleting said Schedule II in its entirety and substituting in place thereof a new Schedule II in the form of Annex II to this Amendment.

      SECTION 2. CONDITIONS TO EFFECTIVENESS

            This Amendment shall become effective upon receipt by the Administrative Agent of all of the following, in form and substance satisfactory to the Administrative Agent and the Lenders (the date of satisfaction of such condition being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

            A. Documents. On or before the First Amendment Effective Date, Company shall deliver to the Lenders (or to the Administrative Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel a certificate of a Secretary or an Assistant Secretary of the Company, dated the First Amendment Effective Date, certifying (a) the correctness and completeness of the copies of the Company's Certificate of Incorporation and Bylaws previously delivered to the Administrative Agent, (b) the names and true signatures of the officers of the Company authorized to sign this Amendment and the other documents to be delivered by the Company hereunder, and (c) the correctness and completeness of the copies of the resolutions of the Board of Directors of the Company (or the Executive Committee of the Company together with evidence of the authority of the Executive Committee of the Company) previously delivered to the Administrative Agent.

            B. Execution of Amendment. This Amendment executed by each party hereto.

            C. Legal Opinion. A favorable opinion of Scott E. Sayre, Esq., General Counsel of the Company, substantially in the form of Exhibit 1 hereto.

      SECTION 3. THE COMPANY'S REPRESENTATIONS AND WARRANTIES

            In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to amend the Existing Credit Agreement as described herein, the Company represents and warrants to the Administrative Agent and each Lender that the following statements are true, correct and complete on and as of the First Amendment Effective Date:

            A. Due Authorization, etc. The execution, delivery and performance by the Company of this Amendment and the Existing Credit Agreement, as amended by this Amendment (the "Amended Agreement"), are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's certificate of incorporation or bylaws or (ii) law or any material contractual restriction binding on or affecting the Company.

            B. Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Amendment or the Amended Agreement.

            C. Validity. This Amendment has been duly executed and delivered by the Company, and each of this Amendment and the Amended Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity.

            D. Incorporation of Representations and Warranties From the Existing Credit Agreement. The representations and warranties contained in Section 4.01 of the Existing Credit Agreement are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

            E. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

      SECTION 4. MISCELLANEOUS

            A. Effect of this Amendment. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Amended Agreement.

            B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

            C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            D. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by the Company, the Lenders, and the Administrative Agent and receipt by the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                     VIAD CORP, a Delaware corporation,
                                     as the Borrower

                                     By  /s/ Robert H. Bohannon
                                        --------------------------------------
                                     Name: Robert H. Bohannon
                                     Title: Chairman of the Board, President
                                            & Chief Executive Officer

                                     By  /s/ Ellen M. Ingersoll
                                        --------------------------------------
                                     Name: Ellen M. Ingersoll
                                     Title: Chief Financial Officer

                                     CITICORP USA, INC., as the Administrative
                                     Agent and as a Lender

                                     By  /s/William Timmons
                                        --------------------------------------
                                     Name: William Timmons
                                     Title: Vice President

                                     JPMORGAN CHASE BANK, as Co-Syndication
                                     Agent and as a Lender

                                     By  /s/Wiliam P. Rundfuss
                                        --------------------------------------
                                     Name: William P. Rundfuss
                                     Title: Vice President

                                     BANK ONE, NA, as Co-Syndication Agent and as a Lender

                                     By  /s/Karen C. Ryan
                                        --------------------------------------
                                     Name: Karen C. Ryan
                                     Title: Director

                                     BANK OF AMERICA, N.A., as Co-Documentation
                                     Agent and as a Lender

                                     By  /s/Kenneth J. Beck
                                        --------------------------------------
                                     Name: Kenneth J. Beck
                                     Title: Principal

                                     WACHOVIA BANK, N.A., as Co-Documentation
                                     Agent and as a Lender

                                     By  /s/Daniel Evans
                                        --------------------------------------
                                     Name: Daniel Evans
                                     Title: Managing Director

                                     WELLS FARGO BANK, N.A., as a Lender

                                     By  /s/Paul K. Stimpfl
                                        --------------------------------------
                                     Name: Paul K. Stimpfl
                                     Title: Senior Vice President


                                     ABN-AMRO BANK N.V., as a Lender

                                     By  /s/Peter J. Hallan
                                        --------------------------------------
                                     Name: Peter J. Hallan
                                     Title: Vice President

                                     By  /s/John L. Church
                                        --------------------------------------
                                     Name: John L. Church
                                     Title: Senior Vice President


                                     MELLON BANK, N.A., as a Lender

                                     By  /s/ L. C. Ivey
                                        --------------------------------------
                                     Name: Lawrence C. Ivey
                                     Title: First Vice President

                                     LEHMAN BROTHERS BANK, FSB, as a Lender

                                     By  /s/Gary T. Taylor
                                        --------------------------------------
                                     Name: Gary T. Taylor
                                     Title: Vice President

                                     SUMITOMO MITSUI BANKING CORPORATION, as a
                                     Lender

                                     By  /s/ Al Galluzzo
                                        --------------------------------------
                                     Name: Al Galluzzo
                                     Title: Senior Vice President

                                     ANNEX I
                                   SCHEDULE I
                           APPLICABLE LENDING OFFICES

BANK                                    DOMESTIC LENDING OFFICE:                EURODOLLAR LENDING OFFICE
-------------------------------------------------------------------------------------------------------------------
CITICORP USA, INC.                      Citicorp USA, Inc.                      Citicorp USA, Inc.
                                        Citibank Agency Services                Citibank Agency Services
                                        2 Penns Way, Suite 200                  2 Penns Way, Suite 200
                                        New Castle, DE  19720                   New Castle, DE  19720
                                        Attention:  Janet Wallace               Attention:  Janet Wallace
                                        Telephone:   (302) 894-6029             Telephone:   (302) 894-6029
                                        Facsimile:   (302) 894-6120             Facsimile:   (302) 894-6120
-------------------------------------------------------------------------------------------------------------------
JPMORGAN CHASE BANK                     JPMorgan Chase Bank                     JPMorgan Chase Bank
                                        560 Mission Street, 18/F                560 Mission Street, 18/F
                                        San Francisco, CA  94105                San Francisco, CA  94105
                                        Attn: William Rindfuss                  Attn: William Rindfuss
                                        Telephone: (415) 315-8232               Telephone: (415) 315-8232
                                        Facsimile: (415) 315-8332               Facsimile: (415) 315-8332
-------------------------------------------------------------------------------------------------------------------
BANK ONE, NA                            Bank One, NA                            Bank One, NA
                                        One Bank One Plaza                      One Bank One Plaza
                                        Chicago, Illinois 60670                 Chicago, Illinois 60670
                                        Attn: Kathleen L. Majcher               Attn: Kathleen L. Majcher
                                        Facsimile: (213) 683-4949               Facsimile: (213) 683-4949
-------------------------------------------------------------------------------------------------------------------
BANK OF AMERICA, N.A.                   Bank of America, N.A.                   Bank of America, N.A.
                                        1850 Gateway Blvd., Mail Code:          1850 Gateway Blvd., Mail Code:
                                        CA4-706-05-11                           CA4-706-05-11
                                        Concord, California 94520-3282          Concord, California 94520-3282
                                        Attn: Gloria Myers, CSR                 Attn: Gloria Myers, CSR
                                        Facsimile: (888) 969-9237               Facsimile: (888) 969-9237
-------------------------------------------------------------------------------------------------------------------
WACHOVIA BANK, N.A.                     Wachovia Bank, N.A.
                                        191 Peachtree Street                    N/A
                                        Atlanta, Georgia 30303
                                        Attn: Christopher Borin
                                        Facsimile: (404) 332-4048
-------------------------------------------------------------------------------------------------------------------
WELLS FARGO BANK, N.A.                  Wells Fargo Bank, N.A.                  Wells Fargo Bank, N.A.
                                        201 3rd Street                          201 3rd Street
                                        San Francisco, California 94103         San Francisco, California 94103
                                        Attn: Ginnie Padgett                    Attn: Ginnie Padgett
-------------------------------------------------------------------------------------------------------------------

BANK                                    DOMESTIC LENDING OFFICE:                EURODOLLAR LENDING OFFICE
-------------------------------------------------------------------------------------------------------------------
ABN-AMRO BANK N.V.                      ABN-AMRO Bank N.V.                      ABN-AMRO Bank N.V.
                                        208 South LaSalle Street, Suite 1500    208 South LaSalle Street, Suite
                                        Chicago, Illinois 60604-1003            1500
                                        Attn: Credit Administration             Chicago, Illinois 60604-1003
                                        Facsimile: (312) 992-5111               Attn: Credit Administration
                                                                                Facsimile: (312) 992-5111
-------------------------------------------------------------------------------------------------------------------
MELLON BANK, N.A.                       Mellon Bank, N.A.                       Mellon Bank, N.A.
                                        Three Mellon Bank, Rm. 2300             Three Mellon Bank, Rm. 2300
                                        Pittsburgh, Pennsylvania 15259          Pittsburgh, Pennsylvania 15259
-------------------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS BANK, FSB               Lehman Brothers Bank, FSB               Lehman Brothers Bank, FSB
                                        745 Seventh Avenue, 19th Floor          745 Seventh Avenue, 19th Floor
                                        New York, NY  10019                     New York, NY  10019
                                        Attn:  Michele Swanson                  Attn:  Michele Swanson
                                        Phone: (212) 526-0330                   Phone: (212) 526-0330
                                        Fax: (212) 526-0242                     Fax: (212) 526-0242
-------------------------------------------------------------------------------------------------------------------
SUMITOMO MITSUI BANKING CORPORATION     Sumitomo Mitsui Banking Corporation     Sumitomo Mitsui Banking Corporation
                                        277 Park Avenue                         277 Park Avenue
                                        New York, New York 10172                New York, New York 10172
                                        Attn: Deal Administration, Paul Kane    Attn: Deal Administration, Paul
                                        Facsimile: (212) 224-5488               Kane
                                                                                Facsimile: (212) 224-5488
-------------------------------------------------------------------------------------------------------------------

                                    ANNEX II
                                   SCHEDULE II

                                   COMMITMENTS

LENDER                                                                COMMITMENT
------                                                                ----------
Citicorp USA, Inc.                                                    24,250,000
JPMorgan Chase Bank                                                   13,750,000
Bank One, NA                                                          20,000,000
Bank of America, N.A.                                                 20,000,000
Wachovia Bank, N.A.                                                   20,000,000
Wells Fargo Bank, N.A.                                                15,000,000
ABN-AMRO Bank, N.V.                                                   15,000,000
Mellon Bank, N.A.                                                     15,000,000
Lehman Brothers Bank, FSB                                             12,500,000
Sumitomo Mitsui Banking Corporation                                   12,500,000
                                                                     ===========
                                TOTAL                                168,000,000

                                    EXHIBIT 1

                                 FORM OF OPINION

                                   [VIAD LOGO]

Scott E. Sayre                                         VIAD CORP
Vice President - General Counsel and           1850 North Central Avenue
Secretary                                       Phoenix, AZ 85077-1012
(602) 207-5626
Fax (602) 207-5480

August 30, 2002



Citicorp USA, Inc., as Administrative Agent
1 Court Square
Long Island City, New York 11120

and

Each of the financial institutions
listed as Lenders on the signature
pages of the First Amendment to
Credit Agreement Referred to Below

                        RE: FIRST AMENDMENT TO CREDIT AGREEMENT (SHORT TERM REVOLVING CREDIT FACILITY) DATED AS OF AUGUST 30, 2002, AMONG VIAD CORP, THE BANKS NAMED THEREIN AND CITICORP USA, INC. AS ADMINISTRATIVE AGENT

Ladies and Gentlemen:

            I am Vice President and General Counsel of Viad Corp, a Delaware corporation (the "Borrower"), and as such have acted as counsel to the Borrower in connection with the negotiation, execution and delivery by the Borrower of the First Amendment to Credit Agreement (Short Term Revolving Credit Facility) dated as of August 30, 2002 (the "Credit Agreement") among the Borrower, the financial institutions listed therein as Lenders and Citicorp USA, Inc. as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Amended Agreement (as defined below).

            This opinion is delivered to you pursuant to Section 2C of the Amendment. I, or attorneys supervised by me, have examined the Amendment and that certain Credit Agreement (Short Term Revolving Credit Facility) dated as of August 31, 2001 (as amended by the Amendment, the "Amended Agreement"), by and among the Company, the lenders listed on the signature pages thereof, and the Administrative Agent, and I have examined or


                                  Exhhibit 1-1
am familiar with originals or copies, the authenticity of which has been established to my satisfaction of such other documents, corporate records, agreements and instruments, and certificates of public officials and of officers of the Borrower as I have deemed necessary or appropriate to enable me to express the opinions set forth below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certification by officers of the Borrower, which I believe to be reliable.

            The opinions hereinafter expressed are subject to the fact that I am a member of the State Bar of Arizona and do not hold myself out as an expert on the laws of other states or jurisdictions except (i) the federal law of the United States of America, (ii) the General Corporation Law of the State of Delaware, and (iii) the laws of New York relevant to the opinions herein expressed.

            Based upon the foregoing and having regard to legal considerations which I have deemed relevant, it is my opinion that:

            1. The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions which require such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the Borrower. The Borrower has all requisite corporate power and authority to own and operate its properties, to conduct its business as presently conducted, and to execute, deliver and perform its obligations under the Amendment and the Amended Agreement.

            2. The Amendment has been duly authorized by all necessary corporate action on the part of the Borrower and has been duly executed and delivered by the Borrower. Each of the Amendment and the Amended Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and reorganization laws and other similar laws governing the enforcement of lessors' or creditors' rights and by the effects of specific performance, injunctive relief and other equitable remedies.

            3. Neither the execution and delivery by the Borrower of the Amendment and the Amended Agreement, nor consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Borrower conflicts with or is a violation of, its certificate of incorporation or bylaws, each as in effect on the date hereof. Neither the execution and delivery by the Borrower of the Amendment and the Amended Agreement, nor the consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Borrower will result in a violation of any applicable federal or New York law, governmental rule or regulation or of the Corporation Law of the State of Delaware or conflicts with, will result in a breach of, or constitutes a default under, any provision of any indenture, agreement or other instrument to which the Borrower is a party or any of its properties may be bound ("Material Agreements"), or any order, judgment or decree to which the Borrower or any of its assets are bound ("Judicial Orders"), or will result in the creation or imposition of any lien upon any property or assets of the Borrower pursuant to any Material Agreement or Judicial Order.


                                  Exhhibit 1-2

            4. No consent, approval or authorization of, and no registration, declaration or filing with, any administrative, governmental or other public authority of the United States of America or the State of New York or under the Corporation Law of the State of Delaware is required by law to be obtained or made by the Borrower for the execution, delivery and performance by the Borrower of the Amendment or the Amended Agreement, except such filings as may be required in the ordinary course to keep in full force and effect rights and franchises material to the business of the Borrower and in connection with the payment of taxes.

            This opinion is delivered to the Administrative Agent and the Banks as of the date hereof in connection with the Amendment, and may not be relied upon by any person other than the Administrative Agent and the Banks and their permitted assignees, or by them in any other context, and may not be furnished to any other person or entity without my prior written consent, provided that each Bank and its permitted assignees may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of such Bank, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which the Bank is a party arising out of the transactions contemplated by the Amendment and the Credit Agreement, or (v) in connection with the assignment of or sale of participations in the Advances.

Very truly yours,


/s/ Scott E. Sayre


                                  Exhhibit 1-3

                                    VIAD CORP

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                     (SHORT TERM REVOLVING CREDIT FACILITY)

                                  (155,076-039)



                                  CLOSING INDEX


                                 August 30, 2002


                                                                 (Closing Index)

TAB                                 CONTENTS
            BASIC DOCUMENTS

 E.         First Amendment to Credit Agreement (Short Term Revolving Credit
            Facility), dated as of August 30, 2002.

 A.         Annex 1. Schedule I.  Applicable Lending Offices

 B.         Annex 2. Schedule II.  Commitments

 C.         Exhibit 1. Form of Opinion

            LEGAL OPINION

 2.         Opinion of Scott E. Sayre, Esq., General Counsel of VIAD Corp

            ORGANIZATIONAL DOCUMENTS OF BORROWER

 3.         Secretary's Certificate of VIAD Corp

 A.         Exhibit A. Incumbency Certificate of VIAD Corp